Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-188570 on Form S-8 of Farmers National Banc Corp. of our report dated June 29, 2023 appearing in this Annual Report on Form 11-K of the Farmers National Bank 401(k) Retirement Savings Plan for the year ended December 31, 2022.

/s/ Crowe LLP

New York, New York

June 29, 2023